JOINT FILING AGREEMENT

        The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, and any amendments or supplements thereto, jointly on behalf of each party.


                                       INGERSOLL-RAND COMPANY

                                       INGERSOLL-RAND (BARBADOS) HOLDING
                                       INCORPORATED

                                       INGERSOLL-RAND GLOBAL HOLDING
                                       COMPANY LIMITED

                                       INGERSOLL-RAND COMPANY LIMITED

                                       By /s/ Patricia Nachtigal
                                         _________________________
                                         Patricia Nachtigal
                                         Senior Vice President
                                         General Counsel

Dated: February 28, 2003